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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97772) pertaining to the 1994 Incentive Stock Option and Non-Qualified Stock Option Plan of InfoMed Holdings, Inc. of our report dated March 21, 1997, except for Note 16 as to which the date is March 26, 1997, with respect to the financial statements of Simione Central Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          ERNST & YOUNG LLP

Atlanta, Georgia
March 28, 1997